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                                                                      EXHIBIT 14

      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of ING VP Emerging Markets Fund, Inc. and
The Board of Trustees of ING Investors Trust:

We consent to the use of our reports dated February 11, 2005 on the financial statements of the ING VP Emerging Markets Fund, Inc. and the ING JP Morgan Emerging Market Equity Portfolio (a series of ING Investors Trust) incorporate herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.

                                   /s/ KPMG LLP

Boston, Massachusetts
August 4, 2005